UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026 (June 3, 2026)

LIFELOC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

On June 3, 2026, Assure CPA, LLC (“Assure”) notified Lifeloc Technologies, Inc. (the “Company”) that it was resigning, effective June 3, 2026, as the Company’s independent registered public accounting firm. Assure’s resignation resulted from the sale of substantially all of Assure’s assets to Sadler, Gibb & Associates, LLC (“Sadler Gibb”) and Assure’s cessation of operations as a public accounting firm. The professionals who served the Company at Assure have continued in their roles at Sadler Gibb.

Assure’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The resignation was not the result of any action by, or recommendation or approval of, the Company’s board of directors or audit committee; it arose solely from the transaction described above. The Company’s audit committee was informed of the resignation.

During the fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through June 3, 2026, there were (i) no disagreements with Assure on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Assure’s satisfaction, would have caused Assure to make reference to the subject matter of the disagreement in connection with its reports, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Assure with a copy of the disclosures in this Item 4.01 and has requested that Assure furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of that letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 3, 2026. As of the record date (April 30, 2026), 2,752,616 shares of common stock were outstanding and entitled to vote. A quorum of 2,275,602 shares (82.7%) was represented. The final voting results on each matter were as follows:

1.       Lifeloc stockholders voted to elect five individuals to the Board of Directors for the succeeding year as set forth below.

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
Wayne R. Willkomm, Ph.D.	2,246,607	13,681	0	15,314
Vern D. Kornelsen	2,246,607	13,681	0	15,314
Donald E. Siecke	2,246,607	13,681	0	15,314
Michael J. Kornelsen, D.M.A.	2,246,607	13,681	0	15,314
Adam Kashenberg	2,246,607	13,681	0	15,314

2.       Stockholders voted to ratify the appointment of Assure CPA as its independent registered public accountant for fiscal year 2026 as set forth below.

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
2,274,325	1,277	0	0

3.       Stockholders voted, by advisory vote, on the compensation of named executive officers (say-on-pay).

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
2,209,786	3,004	0	62,812

4.       Stockholders voted to approve the Amended and Restated Articles of Incorporation.

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
2,210,827	1,963	0	62,812

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Lifeloc Technologies, Inc.
16.1	Letter from Assure CPA, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Wayne R. Willkomm, PhD
Wayne R. Willkomm, PhD Chief Executive Officer and Director